UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X] Preliminary Information Statement             [ ] Confidential, for Use of the
the Commission Only (as permitted
by Rule 14c-5(d)(2))

[ ] Definitive Information Statement

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3)Per Unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
20 Passaic Avenue
Fairfield, NJ 07004
May [ ], 2006

To Our Stockholders,

You are cordially invited to attend the annual meeting of Stockholders of Brooklyn Cheesecake & Desserts Company, Inc. (“BCAK” or the “Company”) to be held at 10:00 a.m. Eastern Daylight Time, on Monday, June 26, 2006, at the offices of the Company located at 20 Passaic Avenue, Fairfield New Jersey.

This Information Statement is being furnished to the stockholders of BCAK., in connection with the prior approval by our Board of Directors of, and receipt of approval by written consent of holders of a majority in voting power of shares of the Company’s Common Stock, entitled to vote for, the proposals set forth herein.

Specifically, the following matters will be ratified and or approved at the annual meeting:

•	the election of the slate of six incumbent directors to serve for the ensuing year or until their successors are elected and qualified;

•	ratification of Sherb & Co. LLP as the Company’s independent auditors for the current fiscal year;

•	ratification of the debt exchange agreement dated March 28, 2006;

•
amendment to the amended certificate of incorporation to authorize a reverse split of the outstanding shares of common stock in any ratio between 1:2 and 1:25 at the discretion of the board of directors; and

•	amendment to the amended certificate of incorporation to authorize a name change of Company at the discretion of the Board of Directors.

The Board of Directors believes that ratification of the election of the slate of directors, appointment of auditors, the debt exchange agreement, the authority to undertake a reverse split and the authority to rename the Company is in the best interests of the Company and its stockholders.  Accordingly, on March 24, 2006, the Board unanimously approved the slate of directors, Sherb & Co, LLP as the Company’s auditors, the Asset Exchange Agreement, as well as granting the board the authority to undertake a reverse split of the Company’ common stock and directed that these matters be submitted for stockholder ratification.

This document describes in detail the agenda items. WE URGE YOU TO READ AND CONSIDER CAREFULLY THE INFORMATION PRESENTED. WE ARE NOT SEEKING YOUR PROXY

Because the Board of Directors has unanimously approved the actions set forth in this Information Statement and have received the written consent of holders of a majority in voting power of shares of the Company’s Common Stock, we are not asking you for your vote. Our Board of Directors has evaluated the proposed transactions and has unanimously determined that the election of directors, ratification of auditors, ratification of the debt exchange agreement and authorizing the board to undertake a reverse split of common stock, and amending the certificate of incorporation to change the name of the Company at the board’s discretion is fair and in the best interests of the Company and its shareholders.

This Information Statement provides you with detailed information about the directors standing for election, the Company’s auditors, the asset exchange agreement as well as the proposed amendment to the certificate of incorporation authorizing a reverse split of common stock, and name change to be undertaken at the discretion of the board of directors. You may also obtain information about BCAK from documents filed with the Securities and Exchange Commission. We encourage you to read this entire document, including the appendices, completely and carefully.

Sincerely yours,
BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
/s/ Anthony Merante
Anthony Merante
Chairman, Chief Executive Officer and Corporate Secretary

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
20 Passaic Avenue
Fairfield, NJ 07004
------------------------------------------------------------------------------------------------------------------------
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2006
------------------------------------------------------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Brooklyn Cheesecake & Desserts Company, Inc. (“BCAK” or the “Company”), will be held on June 26, 2006 at 10:00 a.m. at the offices of the Company, 120 Passaic Avenue, Fairfield, New Jersey, for the following purposes:

1.	To elect six (6) directors, to serve until their respective successors shall be elected and shall qualify;

2.	To ratify the selection of independent public accountants for the fiscal year ending December 31, 2006;

3.	To ratify the debt exchange agreement;

4.
To ratify an amendment to the amended articles of incorporation to permit the board of directors at its discretion to effectuate a reverse split of the Company’s issued and outstanding shares of common stock between a ratio of 1:2 to 1:25;

5.	To ratify an amendment to the amended articles of incorporation to permit the board of directors at its discretion to effectuate a change in the Company’s name; and

6.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Pursuant to the By-Laws, the Board of Directors has fixed the close of business on May 30, 2006, as the record date for the determination of Stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

So far as Management is, at present, aware, no business will come before the Annual Meeting other than the matters as set forth above.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Dated: Fairfield, New Jersey
June [ ], 2006
By Order of the Board of Directors

/s/ Anthony Merante
______________________________
Anthony Merante, Chairman,
Chief Executive Officer and Corporate Secretary

PRELIMINARY INFORMATION STATEMENT

BROOKLYN CHEESECAKE & DESSERTS COMPANY, INC.
20 Passaic Avenue
Fairfield, NJ 07004

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 26, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
NOT REQUESTED TO SEND US A PROXY.

PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of the Corporation for the Fiscal Year ended December 31, 2005, will be held on Monday, June 26, 2006 at 10:00 a.m., at the offices of the Company, 20 Passaic Avenue, Fairfield, New Jersey 07004.

Shareholders of Record as of May 30, 2006 will be entitled to receive Notice and vote at the Meeting. It is anticipated that this Information Statement will be first mailed to the Company’s stockholders, on or before
June 2, 2006 in conjunction with the Company’s Annual Report on Form 10-KSB. As of the Record Date, there were a total of 684,445 shares of the Company’s Common Stock outstanding with approximately 150 security holders of record. The Company’s 2005 Annual Report to its stockholders on Form 10-KSB is also enclosed and should be read in conjunction with the materials set forth herein.

The expenses incidental to the preparation and mailing of this Information Statement are being paid by the Company.

Abstentions and broker non-votes will be counted towards determining whether a quorum is present.

The holders of common stock are entitled to elect a majority of the Board of Directors.

The principal executive offices of the Company are located at 20 Passaic Avenue, Fairfield, New Jersey 07004. The telephone number is (973) 808-8248

ABOUT THE INFORMATION STATEMENT
Summary Term Sheet

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

A: This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934 to notify the Company's shareholders as of the close of business on the Record Date of corporate action expected to be taken pursuant to the consents or authorizations of principle shareholders. Shareholders holding a majority of the Company's outstanding common stock are expected to act upon certain corporate matters outlined in this Information Statement, which action is expected to take place June 26, 2006, consisting of the election of six (6) members to the Company’s Board of Directors; ratification of the Company’s independent public accountants; ratification of the debt exchange agreement, and authorizing at the boards discretion: amending the certificate of incorporation to permit a change in the Company name at the board’s discretion as well as authorizing the board at its discretion to undertake a reverse split of the Company’s common stock.

WHO IS ENTITLED TO NOTICE?

A: Each holder of an outstanding share of common stock of record on the close of business on the Record Date, May 30, 2006, will be entitled to notice of each matter to be voted upon pursuant to consents or authorizations. Shareholders as of the close of business on the Record Date that hold in excess of fifty percent (50%) of the Company's 684,445 outstanding shares of common stock have indicated that they will vote in favor of the Proposals. No action by the minority shareholders in connection with the Proposals is required and we are NOT asking you for your proxy and you are requested NOT to send a proxy in connection with the proposals set forth in this Information Statement.

WHO CAN VOTE?

A: All stockholders of record as of the close of business on May 30, 2006, although the Board of Directors prior to the preparation and mailing of this Information Statement has a majority of voting power of the Company’s Common Stock that has approved the proposals and transactions set forth in this Information Statement.

WHAT SHOULD I DO NOW?

A: We are NOT asking you for your proxy and you are requested NOT to send a proxy in connection with the proposals set forth in this Information Statement. You are invited to attend the annual meeting. However, the Board of Directors has a majority of the voting power of the Company’s Common Stock entitled to vote for the proposals set forth in this Information Statement.

WHAT CORPORATE MATTERS WILL THE PRINCIPAL SHAREHOLDERS VOTE FOR AND HOW WILL THEY VOTE?

A: Shareholders holding a majority of the outstanding stock have provided our Board of Directors the voting power to vote FOR the following matters:

o FOR the approval of the slate of directors as proposed. (see page ____).

o FOR the ratification of Sherb & Co. LLP as the Company’s independent auditors for the current fiscal year. (see page ____).

o FOR the ratification of the debt exchange agreement. (see page ____).

o FOR ratification of the amendment to the certificate of incorporation permitting the board of directors at their discretion to proceed with a reverse split of the Company’s common stock at a range from 1:2 to 1:25 with no further notice. (see page _____).

o FOR ratification of the amendment to the certificate of incorporation permitting the board of directors at their discretion to change the name of the Company. (see page _____).

WHY DID WE ENTER INTO THE DEBT EXCHANGE AGREEMENT?

A: The unanimous board with a majority of issued and outstanding shares of Common Stock of the Company entered into the Debt Exchange Agreement whereby the Company has exchanged certain assets for satisfaction of and assumption of a majority of the Company’s outstanding obligations and liabilities. The exchange transaction was subject to a satisfactory fairness opinion as well as customary closing conditions.

WHAT WAS SPECIFICALLY EXCHANGED UNDER THE DEBT EXCHANGE AGREEMENT AND WHY?

A: Under the Debt Exchange Agreement the Company has exchanged certain assets namely machinery and equipment that had an appraised value of approximately $300,000 as determined by an independent appraisal firm Daley-Hodkin, LLC. The Company entered into the Debt Exchange Agreement as it has operated at a loss since inception. Management had made attempts to increase revenues through a number of business initiatives and streamline operations by undertaking a number of cost saving measures. However, despite the Company’s best efforts, it was never able to operate at a profit. Brooklyn Cheesecake had sought funding for continued operations through a number of sources including private placements of equity (“PIPE”) and through loans. The Company has not been able to raise sufficient funds through to maintain its operations and has had to rely primarily upon a series of arms length loans from its former Chairman and Chief Executive Officer, Ronald Schutté. These loans were secured by a pledge of certain assets of the Company’s operating subsidiary, namely Machinery and Equipment. In addition to not having sufficient funds to maintain its business operations, Brooklyn Cheesecake has been unable to raise funds to satisfy its outstanding obligations including the loans made to it by Mr. Schutté that have been used to maintain business operations. In turn, the Company entered into the Debt Exchange Agreement with Mr. Schutté whereby it exchanged certain assets for satisfaction of and assumption of a majority of the Company’s outstanding obligations and liabilities. The transaction was subject to a satisfactory fairness opinion.

HAS THERE BEEN A CHANGE IN THE COMPANY’S BUSINESS AND OPERATIONS FOLLOWING THE DEBT EXCHANGE?

A: Yes, the nature of the Company’s business operations have changed significantly following the exchange of debt for assets with Mr. Schutté. The Company has changed the focus of its business from manufacturing and selling baked goods to holding and licensing intellectual property.

WAS THE DEBT EXCHANGE AN EXCHANGE OF ALL OR SUBSTANIALLY ALL THE ASSETS OF THE COMPANY?

A: No. Prior to undertaking the Debt Exchange Agreement, our Board obtained a fairness opinion from de-Pasquier & Co., Inc. regarding the exchange of debt for certain assets. The transaction was determined to be fair and in the interest of the shareholders and the continued operation of the Company as failing to proceed with the debt exchange, the Company would have been required to cease operations. The Company exchanged machinery, equipment inventory of accounts receivables website and goodwill, for the forgiveness and assumption of accounts payable, lease obligations, and notes issued in favor of directors and/or former directors Mr. Schutté. Following the exchange the Company has maintained certain intellectual property, namely registered trademarks with the United States Patent and Trademark office for the mark The Healthy Bakery® (US Registration No. 1,644,559), Brooklyn Cheesecake Company Inc. (US Registration No. 3,040,023) and Brooklyn Cheesecakes & Desserts Company, Inc. (US Registration No. 3,017,300). The Company believes that the trademarks are a significant asset and are valid and enforceable, however there can be no assurance as to the degree of protection its registered trademarks will afford the Company. The Company has entered into a licensing agreement with respect to these trademarks whereby it anticipates that it will continue to generate revenues from the licensing of same.

WHAT IS THE PURPOSE OF THE REVERSE SPLIT OF THE COMPANY’S COMMON STOCK?

A: Authorizing a reverse split would permit the Board of Directors, in its discretion, to amend the Company's Amended Certificate of Incorporation and implement a reverse stock split (the "Reverse Stock Split") of the Company's outstanding shares of Common Stock ("Common Stock") in any ratio between 1:2 and 1:25 which would reduce the number of outstanding shares of Common Stock (as well as affecting the amount and exercise price of shares underlying preferred stock, warrants and certain options) on a pro-rata basis, would affect all stockholders proportionately and would, therefore, increase the amount of Common Stock available for future issuance.

WHAT IS THE PURPOSE OF THE NAME CHANGE?

A: The name "Brooklyn Cheesecake & Desserts Company" does not truly reflect the business and the business plan of the Company and as such, the board believes that increased goodwill can be established through a change in the Company name. While no specific name has been chosen or recommended at the current time, the Board of Directors is actively studying proposed names and wishes to have the flexibility of shareholder approval in advance of when a new corporate name is selected so as to proceed with the name change in an expedient fashion without the time and expense associated with scheduling a special meeting of shareholders for the approval of the name change.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A: On the record date, our Board of Directors had the right to vote a total of 370,000 shares of Brooklyn
Cheesecake common stock, or approximately 53% of the total shares outstanding. Our Board has advised that it will vote all of their shares in favor of the agenda items.

WHO CAN HELP ANSWER ANY QUESTIONS I HAVE?

A: If you have any questions about the agenda for the meeting, please contact:

Brooklyn Cheesecake & Desserts Company, Inc.
Attn: Anthony Merante, Chairman, CEO and Corporate Secretary
20 Passaic Avenue
Fairfield, NJ 07004
973-808-8248

PROPOSAL 1: ELECTION OF DIRECTORS

There are currently six members of the Company's Board of Directors that have been nominated to serve as directors for the ensuing year or until their successors have been elected and qualified.

Nominees for Election as Directors

Certain information relating to each director nominee is set forth below:

Name	Age	Principal Occupation	Director Since

Anthony Merante	45	President, Chief Executive Officer, and Chairman of the Board, Brooklyn Cheesecake & Desserts Company, Inc.; Partner, Reda & Company CPA’s, LLP	01/03
Vincent Bocchimuzzo	53	Marketing Manager with AFC Industries, Inc.	01/03
Liborio Borsellino	50	Partner, RBC and Associates	08/04
Carmelo L. Foti	53	President and Chief Operating Officer of the Bank of Southeastern Connecticut	01/03
David Rabe	45	President, Interpro Systems, Inc.	08/04
Donald O’Toole	54	Senior Vice-president, Petry TV, Inc	08/05

Anthony Merante was appointed as director in January 2003 and was subsequently elected as a director in August 2004. He was appointed Chief Financial Officer of the Company in January 2005. Mr. Merante was subsequently appointed Chairman of the Board of Directors as well as Chief Executive Officer and President in March 2006. Mr. Merante is a Certified Public Accountant and has been a partner with the firm of Reda & Company, LLP CPA’s in White Plains, NY since October 2001. Mr. Merante graduated from St. John’s University in 1982 with a Bachelor’s of Science

Vincent Bocchimuzzo was appointed as director in January 2003 and subsequently elected as a director in August 2004. Mr. Bocchimuzzo is Marketing Manager with AFC Industries, Inc. Prior to this, Mr. Bocchimuzzo was an Executive for CINN Worldwide Westchester Venture Group. Mr. Bocchimuzzo has worked for Univest Partners from 1982-1995. Mr. Bocchimuzzo received his Bachelor’s of Arts degree at Fordham University in 1974.

Liborio Borsellino was elected as a director in August 2004. Mr. Borsellino works for RBC and Associates. Mr. Borsellino has been employed there since 1994. Mr. Borsellino is a manufacturer representative for Gear Sports Apparel, Johnson & Johnson Sports Medicine, and Gatorade Athletic. Mr. Borsellino received his Bachelor’s degree from Manhattan College in 1977.

Carmelo L. Foti was appointed as director in January 2003 and elected as a director in August 2004. Mr. Foti is President and Chief Operating Officer at the Bank of Southeastern Connecticut. Previously he served as Vice President, Manager Credit and Marketing of the National Bank of Egypt, NY Branch. Mr. Foti has been employed there since 1995. Mr. Foti earned his Masters in Arts from Johns Hopkin University in 1976. Mr. Foti received his Bachelor’s of Arts degree from Fordham University in 1974.

David Rabe was elected as a director in August 2004. Mr. Rabe is the President of Interpro Systems, Inc. Mr. Rabe has been with the company since January 1998. Mr. Rabe received his Bachelor’s of Science degree in 1984 from New York University.

Donald O’Toole is a Senior Vice-president at Petry TV, Inc. Prior to this position, he served as National Sales Manager for WGN TV in Chicago, IL. Mr. O’Toole holds a BA degree from Southern New Hampshire University and an MBA from Iona College.

Appointment/Resignation of Officers and Directors

In March of 2006 prior to entering into the Debt Exchange Agreement with the Company, Ronald Schutté our former Chairman, Chief Executive Officer and President resigned both as a director and executive officer of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Notes from former Chairman and Chief Executive Officer Ronald Schutté

On January 31, 2006 a note in the amount of $995,818 was issued to Mr. Ronald Schutté the Company’s former Chairman, Chief Executive Officer and President consolidating six prior notes previously issued to Mr. Schutté. The note was secured by the Company’s assets.

Exchange of Assets

The Company lacked sufficient funds to satisfy the loans made to it by Mr. Schutté, and in turn entered into a Debt Exchange Agreement with Mr. Schutté whereby it exchanged certain assets for satisfaction of and assumption of a majority of the Company’s outstanding obligations and liabilities (see Agenda Item 3 herein for additional information related to this transaction). The Company obtained a satisfactory fairness opinion (see Exhibit 2 annexed hereto) prior to entering into the debt exchange transaction.

Notes from Current Chairman and Chief Executive Officer Anthony Merante

On January 31, 2006 the Company issued a new promissory note to Anthony Merante its current Chairman, Chief Executive Officer, President, and Chief Financial Officer which consolidated into one note, inclusive of accrued interest all previously issued notes totaling $187,086.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of any class of its equity securities registered pursuant to Section 12 of the Exchange Act, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent stockholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file.

The Company believes, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that for fiscal year 2005, no reports on Form 5 were required for those persons, that all filing requirements applicable to its officers, directors and greater than ten percent stockholders were complied with during the year 2005, except that Mr. O’Toole failed to timely file a Form 3s when he joined the Board of Directors and Messrs, Schutté, Merante, Bocchimuzzo, Borsellino, Foti, Rabe, and O’Toole failed to timely file Form 4s.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2005, the Board of Directors met [four] times, with incumbent director attending at least 75% of all Board meetings.

Audit Committee

The role of the Audit Committee (the “Committee”) is to assist the Board in its oversight of the Company’s financial reporting process. At the current time the Board of Directors serves as the Audit Committee.

Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function, the Committee reviewed the Company’s quarterly financial reports and regulatory issues facing the Company. Members of the Board of Directors as presently constituted and executive officers met and held discussions with Zeller, Weiss & Kahn LLP ("Zeller"), the Company’s former independent auditors as well as with Sherb & Co., LLP (“Sherb”), the Company’s present independent auditors. Management represented to the Board that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Board reviewed and discussed the consolidated financial statements with management and with Sherb. The Board also discussed with Sherb the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Board discussed with Sherb their independence from the Company and its management, and Sherb provided the Company the written disclosures and letter required from the independent auditors by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

The Board discussed with Sherb the overall scope and plans for their audit. The Board met with Sherb, with and without management present, to discuss the results of their examination, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Members of the independent Board are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the independent Board rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s/Board’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s/Board’s reviews and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Change of Auditors

On January 13, 2005, the Company’s Board of Directors engaged Sherb & Co., LLP ("Sherb") to audit the consolidated financial statements of the Company. During the Company's two most recent fiscal years and through January 13, 2005, the Company has not consulted with Sherb regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions to Item 304 of Regulation S-B.

On November 22, 2004, the Registrant (the "Company") filed a current report on Form 8-K advising that its former certified accountants, Zeller, Weiss & Kahn LLP ("Zeller") had informed the Company on November 17, 2004 that they had resigned.

There were no disagreement(s) with Zeller on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Zeller, would have caused Zeller to make reference to the subject matter of such disagreement(s) in connection with its audit reports.

Compensation Committee

The Board of Directors current serves as the Compensation Committee and reviews the Company's compensation policies and practices, develops recommendations with respect to compensation for the Company's senior executives.

Nominating Committee

The Board of Directors currently serves as the Nominating Committee. The committee is intended to assist in the oversight of the Company's corporate governance matters, including the determination of the independent status of current and prospective Board members, periodic evaluation of the Board of Directors, its committees and individual directors, and the identification and selection of director nominees.

The Nominating Committee will consider stockholder suggestions for nominees for director other than self-nominating suggestions. Suggestions may be submitted to the Secretary of the Company at the Company’s administrative offices.

REMUNERATION OF NON-MANAGEMENT DIRECTORS

In January of 2005 our Board approved [add in compensation terms for outside directors and shares issued etc.]

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following Summary Compensation Table shows, for the years ended December 31, 2003, December 31, 2002 and December 31, 2001, the compensation awarded to, earned by or paid to the Company's current and former Chief Executive Officers, the only individuals for whom such information is required:

Executive Compensation

The following table sets forth compensation paid to the Chief Executive Officer and to executive officers of the Company and other executive officers of the Company deemed essential to the operation of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation

Ron Schutté, CEO(1)	2005	$200,000 (2)	$0.00	$0.00
	2004	$200,000 (2)	$0.00	$0.00
	2003	$100,000	$0.00	$0.00

Anthony Merante, CFO(2)	2005	$96,000 (3)	$0.00	$0.00
__________

(1) Mr. Schutté resigned as a director and executive offer of the Company effective March 28, 2006. See “Certain Relationships and Related Transactions” herein.

(2) Mr. Schutté received $100,000 in cash and $100,000 in restricted common stock.

(3) Mr. Merante received $48,000 in restricted stock and the company accrued the remaining salary obligation of $48,000.

(2) Mr. Merante was appointed Chief Financial Officer of the Company in January 2005. He subsequently was appointed Chairman, Chief Executive Officer and President upon the resignation of Mr. Schutté on March 28, 2006

Employment Contracts and Termination of Employment and Change-In-Control Agreements

Currently our only executive officer is Mr. Anthony Merante who is serving as our Chief Executive Officer, President, Chief Financial Officer and Corporate Secretary. Mr. Merante serves in said positions without a formal agreement with the Company.

STOCK OPTIONS

The following table contains information concerning the grant of stock options during 2005 to each of the Company's executives listed in the Summary Compensation Table above receiving stock options during such period.

No matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will depend on the market value of the Company's common stock at a future date. If the price of the Company's common stock increases, all stockholders will benefit commensurably with the optionees. The stock options will have no value to the executives named above or other optionees if the price of the Company's common stock does not increase above the exercise price of the option.

Option Grants in Last Fiscal Year

	Number of
	Securities	% of Total
	Underlying	Options Granted	Exercise or
	Options	to Employees	Base Price	Expiration
Name (#)	Granted	in Fiscal Year	($/Sh)	Date

Ronald Schutté	29,000	48.8	$2.00-$2.63	01/13/10

Anthony Merante	17000	28.6	$2.00-$2.63	01/13/10

On February 17, 2006 all outstanding option granted to Messrs Schutté and Merante as well as all other Officers and Directors, have converted to restricted shares of stock on a one for one basis.

OPTION EXERCISES AND HOLDINGS

The following table sets forth information with respect to the Company's executives listed in the Summary Compensation Table above concerning the number of unexercised options and the value of unexercised options held by such executives as of the end of 2005. No options were exercised by such executives during 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Number of Securities		Value of In-the-Money
	Underlying Unexercised		Unexercised Options
	Options at FY-End		at FY-End($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald Schutte	29,000	0	0	0

Anthony Merante	17,000	0	0	0

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's common stock as of May 18, 2006 by (i) each person who is known to us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) each of our directors, (iii) each of our executive officers, and (iv) all directors and executive officers of the Company as a group. The following information is based in part upon data furnished by the persons indicated below. Unless otherwise noted, the address of the beneficial owner is in care of the Company.

Name of Beneficial Owner and Address (1)	No. of Shares Beneficially Owned (2)	Percent

Ronald L. Schutté (3)	125,368	18.3%
Anthony J. Merante (director and officer) (4)	59,852	8.7%
Vincent Bocchimuzzo (director)	12,738	1.9%
Liborio Borsellino (director)	11,024	1.6%
Carmelo L. Foti (director)	12,738	1.9%
David Rabe (director)	11,024	1.6%
David O’Toole (director)	9,381	1.4%
ICM Asset Managment	35,280	5.2%
Current Directors and Nominal Executives as a Group (6 persons)	116,757	17.1%

(1) Unless otherwise indicated, the business address for each of such beneficial owners is c/o Brooklyn Cheesecake & Desserts Company, Inc., 20 Passaic Street, Fairfield NJ 07004

(2) Directly and indirectly. The inclusion of securities owned by others as beneficially owned by the respective individuals does not constitute an admission that such individuals are the beneficial owners of such securities.

(3) Mr. Schutté is a former officer and director of the Company. Mr. Schutté resigned all positions with the Company as of March 28, 2006.

(4) Mr. Merante was appointed Chief Financial Officer of the Company as of January 13, 2005 and subsequently was appointed Chairman, Chief Executive Officer and President as of March 28, 2006.

PROPOSAL 2: INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Sherb & Co., LLP as the Company’s independent auditors for the Fiscal Year ending December 31, 2006. Representative of Sherb & Co., LLP are not expected to be present at the Annual Meeting.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Sherb & Co. is the independent accounting firm that audited the Company’s financial statements for the year ended December 31, 2005. As indicated in the Report of Audit Committee, Sherb & Co. were first engaged in January 2005. Sherb & Co performed no services for the Company during calendar 2004. The aggregate fees billed e during 2005 for each of the following categories of services are set forth below:

Audit fees	$34,000
Audit-related fees	$0
Tax fees	$0
All other fees	$0

“Audit fees” include fees for the audits of the Company’s annual financial statements for 2005 and the quarterly review of the statements for the quarter ended September 30, 2005, as well as fees for consultation regarding accounting issues and their impact on or presentation in the Company’s financial statements. “Audit-related services” consists primarily of the review of registration statements and the issuance of related consents. “Tax fees” include tax planning and the preparation of the Company’s tax returns.

The following table summarizes fees billed for services for 2004 by Sherb & Co. and Zeller, Weiss & Kahn LLP. Zeller, Weiss & Kahn the Company’s former auditors, provided service for 2003.

	2004	2003
Audit fees	$34,919		$27,000
Audit-related fees	$0	$	[ 0	]
Tax fees	$0	$	[ 0	]
All other fees	$0	$	[ 0	]

PROPOSAL 3: RATIFICATION AND ADOPTION AND CONFIRMATION OF THE DEBT EXCHANGE AGREEMENT BETWEEN THE COMPANY, AND RONALD SCHUTTÉ, THE COMPANY’S FORMER PRESIDENT, CHAIRMAN AND CHIEF EXECUTIVE OFFICER BY THE EXCHANGE OF CERTAIN ASSETS, AND THE ASSUMPTION OF LIABILITIES OF JM SPECIALTIES, INC. FOR A PORTION OF THE SECURED DEBT DUE TO MR. SCHUTTÉ.

Reasons For The Board’s Determination to Obtain Stockholders Ratification of the Debt Exchange Agreement

The Debt Exchange Agreement is more fully described in this information statement, and a copy of the Debt Exchange Agreement is annexed as an Exhibit 1, all of the terms of the agreement are incorporated by reference.

The Company is a New York Corporation governed by both New York law and the rules and regulations of the Securities and Exchange Commission with respect to the Debt Exchange Agreement. The Company exchanged certain assets of its operating business subsidiary, JM Specialties, Inc. (JM) to satisfy a part of the Secured Debt due to Ronald Schutté, the Company’s former Chairman and Chief Executive Officer (See “Certain Relationships and Related Transactions” herein). New York law provides that the sale or disposition of substantially all of the Company’s assets requires stockholders approval, however, the Board determined that a material portion of JM assets would not be exchanged for debt in that ownership of the JM intellectual property would be maintained and licensed to Mr. Schutté, so that the Company would continue to receive revenues for said intellectual property and continue as an operating entity. The Board of Directors prior to entering into the Debt Exchange Agreement obtained a fairness opinion from Pasquieri & Co., Inc. regarding the terms of the proposed exchange of certain assets of the Company for satisfaction and or assumption of a substantial portion of the Company’s debt as well as that the assets that the Company was exchanging were not all or substantially all of the Company’s assets but rather that the Company by maintaining its intellectual property would be maintaining a substantial portion of its assets (See a copy of the Fairness Opinion issued to the Company’s Board of Directors annexed hereto as Exhibit 2). The stock of J.M. Specialties, Inc was also sold to Mr. Schutte.

In order to assure that there would be no issues with respect to the Debt Exchange Agreement, the Board determined that it would obtain stockholder ratification, adoption and confirmation of the Board’s unanimous resolution to enter into the Debt Exchange Agreement, so as to assure compliance with all applicable laws and regulations, as the Board further determined that unless immediate action was taken with respect to the cessation of business operations of JM, that JM would have closed its doors with a total loss of shareholder value, as neither JM nor the Company was able to continue to fund the continuing losses from operations.

The Company and its wholly owned subsidiary, (“JM”) entered into a exchange agreement on March 28, 2006 with Ronald Schutté, the Company’s former Chief Executive Officer and Chairman wherein the Company and JM in payment of a portion of the secured debt in the sum of $1,177,030 debt due to Mr. Schutté by the Company agreed to exchange certain assets of JM in satisfaction of a portion of the debt in the sum of $377,030. Additionally, Mr. Schutté personally assumed all of the general creditor obligations of JM which aggregate the sum of $768,285 as well as further assumed the obligations of plant and equipment lessee obligations aggregating the sum of $654,185. The Board of Directors determined that the JM secured debt obligation due to Mr. Schutté could not be paid from the assets or business of JM or the Company, and that the continuation of the JM business operating losses at the rate of approximately $90,000 per month could not be sustained by JM or the Company, and to continue the business operations of JM would have resulted in further losses which would have caused the Company to file for bankruptcy, or go out of business. The debt exchange agreement excluded certain intellectual property assets of JM which are valued at approximately $300,000 and which will remain as assets of Brooklyn Cheesecake Company. In further support of the Board’s determination to enter into the debt exchange transaction, the Company obtained a Fairness Opinion from an independent appraisal firm, (du Pasquier & Co., Inc.) which confirmed that the assets exchanged for the $826,041 of secured debt due Mr. Schutté was fair and equitable, as JM could not continue its business with the steady stream of operating losses and would have faced creditors legal actions for non payment.

The Company’s losses over the past three fiscal year period were as follows: fiscal year 2003 ($146,614), fiscal year 2004 ($574,324), fiscal year 2005 ($1,064,311). Resultantly, the Company’s net value decreased to a negative ($915,631) and its working capital was deficient to the sum of ($1,252,005) as of December 31, 2005

As the Company did not have the ability to borrow from banks or finance companies, to support is operations, it was completely dependent upon loans from officers and directors, or the sale of equity at a deep discount to maintain its business operations. The sale of equity in the Company, where possible, caused a severe dilution to stockholders based upon the price per share paid for stock in the Company.

As the Company was unable to continue its business operations, it was faced with a surrender of its assets to Mr. Schutté as a secured creditor, or the taking of its assets by general creditors through court proceedings that would have resulted in judgments against the Company.

As a part of the Debt Exchange Agreement, Mr. Schutté agreed that the balance of the secured debt in the sum of $800,000 deferred at the option of the Company until the Company was able to complete a merger and/or reverse acquisition of another company. At that time, Mr. Schutté as a secured creditor would have the option of payment in the form of cash, or the issuance of new securities of the Company at an agreed upon valuation. All vendors would be paid in full. The independent valuation of the intellectual property (trademarks) were valued at between $200,000 to $300,000 and would continue to be owned by the Company, and the Company would continue to be paid royalty income monthly for use of the trademarks which would be used by the Company to pay the balance of all its creditors.

Use of Proceeds

The assets exchanged which are valued at $300,000 were used to reduce secured debt. The royalty agreed to be paid by Mr. Schutté, 1% of sales, will be used to pay expenses of the Company going forward.

Dissenter’s Rights

Our stockholders are not entitled to seek dissenter’s or appraisal rights under New York Law in connection with the Debt Exchange Agreement.

Regulatory Approval

Except for compliance with applicable regulations of the Securities and Exchange Commission in connection with the information statement and New York Law in connection with the Debt Exchange Agreement, we are not required to comply with any Federal or State regulatory requirements. No Federal or State regulatory approvals for the Debt Exchange Agreement are required.

PROPOSAL 4: AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION TO AUTHORIZE A REVERSE SPLIT OF THE OUTSTANDING SHARES OF COMMON STOCK IN ANY RATIO BETWEEN 1:2 AND 1:25 AT THE DISCRETION OF THE BOARD OF DIRECTORS

Ratification of this proposal would permit the Board of Directors, in its discretion, to amend the Company's Amended Certificate of Incorporation and implement a reverse stock split (the "Reverse Stock Split") of the Company's outstanding shares of Common Stock ("Common Stock") in any ratio between 1:2 and 1:25 which would reduce the number of outstanding shares of Common Stock (as well as affecting the amount and exercise price of shares underlying preferred stock, warrants and certain options) on a pro-rata basis, would affect all stockholders proportionately and would, therefore, increase the amount of Common Stock available for future issuance. The shares of common stock outstanding after a Reverse Stock Split would have the same rights and privileges as the shares of Common Stock currently held.

A Reverse Stock Split would reduce the presently issued and outstanding shares of Common Stock from
684,445 to approximately 342,223 in the ratio 1:2 and approximately 27,378 in the ratio of 1:25 (as a result of rounding, the actual number may be slightly higher). The number of authorized shares of Common Stock shall remain the same. The Company believes that the decrease in the number of shares of Common Stock outstanding as a consequence of a proposed Reverse Stock Split may increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the Common Stock as a consequence of a proposed Reverse Stock Split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of share outstanding after a proposed Reverse Stock Split in a per share price that adequately compensates for the adverse impact of the market factors noted above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed Reverse Stock Split will be maintained for any period of time. In addition, there can be no assurance that a public market for the Company’s securities will continue.

The Board of Directors will determine at its discretion and in accordance with then applicable state law whether fractional shares will be issued. All fractional interests resulting from a Reverse Stock Split will be increased to the next higher whole number of shares if permitted by law, or the Board of Directors may arrange for the disposition of fractional interests. The Company believes that the approximate total number of beneficial holders of the Common Stock of the Company is in excess of 300. After a Reverse Stock Split the Company estimates that it will continue to have approximately the same number of stockholders.

Except for changes in the number of shares owned resulting from a Reverse Stock Split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after a proposed Reverse Stock Split.

There can be no assurance that the market price of the Common Stock after a proposed Reverse Stock Split will be proportionately greater than the market price before a proposed Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price.

Upon shareholder approval of the proposal, the Board of Directors reserves the right in its sole discretion to proceed with, hold in abeyance or to abandon the proposed Amendment and Reverse Stock Split without further action by the stockholders at any time.

However, in no event will the Board of Directors exercise its authority to effect a Reverse Stock Split, if such action would result in the Common Stock no longer being listed on an exchange or quotation system.

FEDERAL INCOME TAX CONSEQUENCES

No opinion of counsel has been obtained concerning the following information. Stockholders are advised to consult with their own tax advisors for more detailed information relating to their individual federal state and local tax circumstances.

1. The proposed Reverse Stock Split will be a reorganization described in section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

2. The Company will recognize no gain or loss as a result of the proposed Reverse Stock Split.

3. Stockholders will recognize no gain or loss to the extent that currently outstanding shares of Common Stock are exchanged for new shares of Common Stock pursuant to the proposed Reverse Stock Split.

4. The tax basis of the new Common Stock received in exchange for Common Stock pursuant to the proposed Reverse Stock Split will be the same as the stockholders' basis in the stock exchanged. Therefore, the new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that immediately prior to the proposed Reverse Stock Split.

Any reverse split would be implemented solely in the discretion of the Board of Directors, which reserves the right to implement the reverse split at the time of its choosing and at any ratio from 1:2 to 1:25. If the application of the ratio causes any stockholder to have a fractional share of stock, such share may be rounded up to the next highest whole share at the discretion of the Board of Directors and in accordance with then applicable New York law. In the event fractional shares are not permitted to be rounded to the next higher whole number of shares, the Board of Directors may arrange for the disposition of fractional interests.

The Company is currently listed on the Over-The-Counter Bulletin Board (OTCBB); however, there is no assurance that the Company will continue to meet the maintenance standards for continued listing on the OTCBB.

The decrease in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split and the anticipated corresponding increased price per share may stimulate interest in the Company's Common Stock, promote greater liquidity for the Company's stockholders and result in a higher price level for the post-split Common Stock. However, there is no assurance that the Reverse Stock Split will achieve these results. In addition, a Reverse Stock Split might leave some stockholders with one or more "odd-lots" of the Company's Common Stock (stock in amounts of less than 100 shares). These shares may be more difficult to sell, or require a greater commission per shares to sell, than shares in even multiples of 100.

While approval of this proposal would NOT increase the authorized common stock of the Company, additional shares of common stock would be available to the Company for issuance due to the decrease of currently outstanding Common Stock caused by a Reverse Stock Split. Any additional shares of Common Stock made available by this amendment could be issued at the direction of the Company's Board of Directors from time to time for any proper corporate purpose, including, without limitation, the acquisition of other businesses, the raising of additional capital for use in its business, a split of, or dividend on, then outstanding shares or in connection with any employee stock plan or program. Any future issuances of authorized shares of Common Stock may be authorized by the Board of Directors without further action by the stockholders.

Although the Company's Board of Directors will issue Common Stock only when required or when the Board considers such issuance to be in the best interests of the Company, the issuance of additional Common Stock may, among other things, have a dilutive effect on earnings per share and on the equity and voting rights of stockholders. Furthermore, since applicable state law requires the vote of in excess of a majority of shares of each class of stock in order to approve certain mergers and reorganizations, the additional authorized but unissued shares of Common Stock available as a result of the Reverse Stock Split could permit the Board to issue shares to persons supportive of management's position. Such persons might then be in a position to vote to prevent a proposed business combination that is deemed unacceptable to the Board, although perceived to be desirable by some stockholders, including, potentially, a majority of stockholders. This could provide management with a means to block any majority vote that might be necessary to effect a business combination in accordance with applicable law. Additionally, the presence of such additional authorized but unissued shares of Common Stock could discourage unsolicited business combination transactions that might otherwise be desirable to stockholders. The Board of Directors is not currently aware of any contemplated hostile or friendly takeover attempt or business combination proposal.

The Board believes that the benefits of providing it with the flexibility to issue shares without delay for any proper business purpose, including as an alternative to an unsolicited business combination opposed by the Board, outweigh the possible disadvantages of dilution and discouraging unsolicited business combination proposals, and that it is prudent and in the best interests of stockholders to provide the advantage of greater flexibility which will result from this amendment.

PROPOSAL 5: RATIFICATION OF AUTHORITY TO EFFECT A NAME CHANGE

The Board of Directors had recommended that shareholders approve the proposal to grant authority to the Board of Directors at its discretion to amend the Certificate of Incorporation of the Company to change the name of the Company.

The Board of Directors believes that the name "Brooklyn Cheesecake & Desserts Company” may not truly reflect the business and the business plan of the Company and as such believes that increased goodwill can be established through a change in the Company name in the future. While no specific name has been chosen or recommended at the current time, the Board of Directors is actively studying proposed names and wishes to have the flexibility of shareholder approval in advance of when a new corporate name is selected so as to proceed with the name change in an expedient fashion without the time and expense associated with scheduling a special meeting of shareholders for the approval of the name change.

The Board believes that the benefit of providing it with the flexibility to effectuate a corporate name change in the future outweighs any detriment in providing the Board with this authority.

DEADLINE FOR SUBMITTING STOCKHOLDER PROPOSALS

Rules of the Securities and Exchange Commission require that any proposal by a stockholder must be received by the Company for consideration at the 2006 Annual Meeting of Stockholders no later than January 3, 2007 if any such proposal is to be eligible for inclusion in the Company’s Proxy/Information Statement materials for its 2006 Annual Meeting. Under such rules the Company is not required to include stockholder proposals in its Proxy/Information Statement materials unless certain other conditions specified in such rules are met.

VOTING PROCEDURE

Under New York law, each holder of record is entitled to vote the number of shares owned by the shareholder for any agenda item. There are no cumulative voting rights for the shareholders of the Company.

OTHER INFORMATION

The Company does not know of any matters other than those referred to in the accompanying Notice of Annual Meeting of Stockholders that may properly come before the meeting or other matters incident to the conduct of the meeting.

There are no matters on the agenda that involve rights of appraisal of a stockholder. The Company incorporates by reference all items and matters contained in its Form 10-KSB for the Fiscal Year ended December 31, 2005 as filed with the Securities and Exchange Commission in addition to its Form 10-QSBs and Form 8-K Reports as filed with the Commission.

By order of the Board of Directors,

By:	/s/ Anthony Merante
Anthony Merante
Chairman, Chief Executive Officer, President and Corporate Secretary

Dated: Fairfield, New Jersey
May [ ], 2006

Exhibit 1

EXCHANGE AGREEMENT

Agreement made this 28th day of March, 2006, by and between Brooklyn Cheesecake and Desserts Company, Inc. (NY), a New York corporation, its wholly-owned subsidiary J.M. Specialties, Inc., a New Jersey Corporation, with the principal place of business located at 20 Passaic Avenue, Fairfield, N.J. 07004, (hereinafter referred to as the “Company”), Ronald L. Schutté, (hereinafter referred to as the “Creditor”) and Brooklyn Cheesecake & Desserts Company, Inc. (NJ), with its principal place of business located at 360 Hollywood Ave., Tuckahoe, NY 10707, (hereinafter referred to as “BCAK-NJ)”.

WHEREAS, the Company is engaged in the business of manufacturing, distributing and marketing various bakery food products;

WHEREAS, the Creditor has made certain loans and advances to the Company;

WHEREAS, the Company acknowledges the indebtedness to Creditor;

WHEREAS, Creditor has formed BCAK-NJ for among other purposes effectuating the transaction contemplated by this Agreement;

WHEREAS, the Company, Creditor and BCAK-NJ are desirous of entering into an agreement to satisfy the Company’s debt to Creditor, and

WHEREAS, the parties are desirous of defining their rights and responsibilities with respect to said indebtedness.

NOW THEREFORE, for $10 and other good and valuable consideration, the parties agree to the following:

1. Company Indebtedness to Creditor. The Company, as of the date hereof owes the sum of $1,177,030 with interest at 13% per annum to Creditor’s assignee. Annexed hereto and marked Exhibit I is a schedule of loans and advances made by Creditor to the Company. The aforesaid amounts due are evidenced by promissory notes issued by the Company to Creditor, and assigned to BCAK-NJ. Annexed hereto and marked Exhibit II is a copy of said assignment. BCAK-NJ has demanded payment in full of the sum of $1,177,030 with interest which is due and owing by the Company to Creditor and/or its assignee without any offset or set off on the aforesaid amount.

2. Exchange of Indebtedness for Assets. In satisfaction of $377,030 of said indebtedness inclusive of interest and BCAK-NJ’s assumption of the Company’s outstanding accounts payable and accrued expenses, the Company is agreeable to transfer certain assets to BCAK-NJ “as is”, “where is” and without recourse to the Company, other than the Company’s warranty and representation, that it has title to said assets, and that the assets will be exchanged and transferred to BCAK-NJ free and clear of any liens or encumbrances. Annexed hereto and marked Exhibit III is a true copy of the assets that will be exchanged by the Company. Annexed hereto and marked Exhibit IV is a true copy of the liabilities assumed by BCAK-NJ. BCAK-NJ further agrees to accept the assignment without recourse of all contracts of the Company as set forth in Exhibit V annexed hereto. In addition, the Company agrees, for value received, to separately transfer 100% of the J.M. Specialties, Inc. a New Jersey Corporation’s common stock to the creditor and/or its assignee.

3. Exchange of Assets “As Is”, “Where Is” and Without Recourse. BCAK-NJ is accepting said assets and business without independent valuation of the assets listed on Exhibit III. The parties understand and agree that the title to the assets is being transferred to BCAK-NJ “as is”, “where is” and without any of the warranties as made and provided under the Uniform Commercial Code other than the warranty of title as provided for herein.

4. Assumption of Work in Progress. BCAK-NJ further agrees as a part of this exchange Agreement that it will assume all of the work in progress of the Company as scheduled herein as well as all existing agreements to purchase products, materials and supplies, and further assume the Company’s obligations under all existing agreements inclusive of the Company’s lease. BCAK-NJ agrees that it will provide written acknowledgment from all current vendors and creditors that said agreements have been assigned to Creditor or its designee BCAK-NJ as the case may be, and that the Company is not responsible for any liability or contingent liability to any of said creditors or contract vendors.

5. Limited but Substantial Assets to Remain with the Company.  The parties agree that the Company, on closing, will be left with the trademark Brooklyn Cheesecake Company, Inc. (US Registration No. 3,040,023) which will be licensed to the Creditor pursuant to an Exclusive Licensing Agreement entered into by the parties on the same herein and cash on hand of a minimum of $20,000 to be used by the Company for its expenses associated with making the appropriate disclosure and periodic filings with the Securities and Exchange Commission (“SEC”) disclosing material events that are required to be publicly disclosed for a period of one (1) year from closing. Such funds will be refunded if the Company’s parent shell is sold within three months of this closing.

6. Remaining Indebtedness Following the Exchange. Upon closing of the transaction, the sum of $800,000.00 representing the balance of indebtedness due BCAK-NJ as assignee of Creditor will remain due and will continue to accrue interest at a rate of 13% per annum and shall be secured by a properly perfected security agreement in the trademark assets retained by the Company. Payment of said sum will be deferred at the Company’s option until such time as the Company received royalties from BCAK-NJ under the Exclusive Licensing Agreement. In the event there is a change in control of the Company, Licensee shall have the immediate right to exchange the remaining balance of its outstanding loans to the Company for sole and exclusive ownership of the Company’s trade name asset that collateralizes such indebtedness. The consummation of this exchange shall terminate any future liability that Creditor and the Company shall have pursuant to this Agreement, the loan obligations due to Creditor and the Exclusive Licensing Agreement.

7. Disclosure of Transaction. Creditor and BCAK-NJ acknowledge that the Company is required to make a public announcement and public filings with the SEC of the material aspects of the within transaction.

8. Agreement Subject to Approval. The parties agree that the within agreement and the transaction contemplated hereby is not subject to the approval of stockholders of Company.

9. Related Party Transaction - Conflicts.  The parties acknowledge that Ronald Schutté, the Company’s President, Chief Executive Officer and Chairman is the sole stockholder of BCAK-NJ. Ronald Schutté represents that he has not participated or engaged in any discussions or negotiations with the Board of Directors or stockholders of the Company concerning the independent valuation of the assets and business, and further that the parties acknowledge the potential of a conflict of interest exists and as such, Ronald Schutté will resign on closing as Chairman, Chief Executive Officer and President of the Company, subject to full disclosure of the transaction made to stockholders of the Company.

10. Warranties and Representations of BCAK-NJ.

(a)
BCAK-NJ warrants and represents that it will maintain product liability insurance as well as general liability insurance and list the Company as an insured party for the period of the statute of limitations to protect the Company from any claims that are asserted against the Company as a result of the operation of the Company’s business, prior to the closing.

(b)
BCAK-NJ will defend and hold harmless the Company and its Officers and Directors from any claims, liabilities, legal actions or contingent liabilities asserted against the Company or any of its Officers and Directors as a result of the within transaction upon receiving written notice of any of said claims, and that said indemnification will include all legal fees and expenses incurred with respect to any of said claims.

(c)
The parties agree that the provisions of the Uniform Commercial Code and Bulk Sales law with respect to notification to all creditors and taxing authorities, and all other applicable sections, will be waived by the parties, upon condition that BCAK-NJ warrants and represents to the Company that BCAK-NJ will be responsible for making full payment to all bona fide creditors of the Company, as well as providing substantiation of verification of value of the assets as may be required in that the value of the assets exchanged by the Company for the debt owed to BCAK-NJ was fair and reasonable to creditors and stockholders of the Company.

(d)
BCAK-NJ warrants and represents that it will maintain product liability insurance as well as general liability insurance and list the Company as an insured party for the period of the statute of limitations to protect the Company from any claims that are asserted against the Company as a result of the operation of the Company’s business, prior to the closing.

(e)
BCAK-NJ will defend and hold harmless the Company and its Officers and Directors from any claims, liabilities, legal actions or contingent liabilities asserted against the Company or any of its Officers and Directors as a result of the within transaction upon receiving written notice of any of said claims, and that said indemnification will include all legal fees and expenses incurred with respect to any of said claims.

The parties agree that the provisions of the Uniform Commercial Code and Bulk Sales law with respect to notification to all creditors and taxing authorities, and all other applicable sections, will be waived by the parties, upon condition that BCAK-NJ warrants and represents to the Company that BCAK-NJ will be responsible for making full payment to all bona fide creditors of the Company, as well as providing substantiation of verification of value of the assets as may be required in that the value of the assets exchanged by the Company for the debt owed to BCAK-NJ was fair and reasonable to creditors and stockholders of the Company

11. Warranties and Representations of the Company.

(a)
Company warrants and represents that it is a duly formed corporation in good standing and that it has the requisite legal authority to enter into this transaction with no further consents required and without violating any laws or legal agreement current enforceable against the Company.

(b)
Company will defend and hold harmless Creditor, BCAK-NJ and its Officers and Directors from any claims, liabilities, legal actions or contingent liabilities asserted against the Creditor and/or BACK-NJ or any of its Officers and Directors as a result of the within transaction upon receiving written notice of any of said claims, and that said indemnification will include all legal fees and expenses incurred with respect to any of said claims.

12. Conditions of Closing. Creditor and BCAK-NJ agree that the following are conditions of closing of the exchange transaction:

(a) The board of directors of the Company must approve this Agreement and the exchange transaction as contemplated hereunder.

(b) There is no legal proceeding threatened or pending that would delay or result in damages to the Company or its Officers and Directors for finalizing the exchange of assets agreement.

(c) That BCAK-NJ has obtained in writing a release of the Company’s obligations under its premises lease and all existing agreements and contracts with customers and others.

(d) Cancellation of all issued and outstanding promissory notes due to Creditor or its assignee BCAK-NJ by the Company except for $800,000.

(e) Written confirmation from the Company’s accounting firm, that all sales or other taxes that may be due as a part of the exchange are either exempt, waived or are required to be paid on closing.

(f)
Creditor, BCAK-NJ and the Company agree to provide all reasonable documentation required by the parties to complete the transaction, including but not limited to contract assignments, documents of title or any other document or certificate required to finalize the exchange of assets for debt.

(g)	Company and BCAK-NJ entering into the Exclusive Licensing Agreement.

(h)	Company issuing BCAK-NJ (as assignee of Creditor) a security agreement and UCC-1 Forms evidencing BCAK-NJ security interest in the Company’s trademark assets.

(i)	BCAK-NJ’s written satisfaction of $377,030 of loans to the Company for the exchange assets.

13. Independent Representation. Creditor/BCAK-NJ and the Company acknowledge that each party has been represented by independent counsel and as such no inference can be drawn as to the interpretation of any provision of this Agreement determined to be subjective.

14. Notices. Any notices requests, claims, demands, instructions and other communications to be given hereunder to any party shall be in writing and delivered in person, sent by certified mail, postage prepaid, return receipt requested, or by facsimile transmission with a confirmed telephone transmission answer back, to the following addresses (or at such other address or number as is given in writing by one party to the others pursuant hereto)

If to Company: Baratta & Goldstein
597 Fifth Avenue
New York, New York 10017
Attention: Joseph A Baratta, Esq.
Telecopy No. (212) 750-8297

If to BCAK-NJ: Daniel W. Dowe, Esq.
42 Forest Lane
Bronxville, New York 10708
Telecopy No. (914) 337-0846

15. Amendments. This Agreement may be amended only upon the mutual written consent of the parties herein.

16. Caption Headings. Caption headings in this Agreement are provided merely for convenience and are of no force and effect.

17. Duplicates, Original Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

18. Entire Agreement.  This Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties. There are no representations, warranties, undertakings or agreements between the parties with respect to the subject matter of this Agreement except as set forth herein.

19. Non-Assignability. The parties hereto may not assign their rights, interests, obligations or liabilities under this Agreement or delegate their duties without the prior written consent of the other parties.

20. Public Announcements.  Company, Creditor and BCAK-NJ shall consult with each other before issuing any press release or otherwise making any public statement relating to the transactions contemplated hereby, and shall not issue any such press release or make any such public statement without the consent of the other party (which consent shall not be unreasonably withheld or delayed) except as may be required by applicable securities law.

21. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York. All parties to this Agreement hereby submit to the personal and subject matter jurisdiction and venue of the state and federal courts located in the County of New York, State of New York.

22. Severability. In the event any term or provision of this Agreement shall be deemed to be illegal, invalid or unenforceable for any reason, such illegality, invalidity or unenforceability will not affect any other term or provision of this Agreement and the parties shall endeavor to replace the invalid or null and void provisions(s) with such which correspond best to the intention of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date heretofore stated.

WITNESS:     BROOKLYN CHEESCAKE AND DESSERTS
COMPANY, INC. (NY)

____________________   By: /s/ Anthony J. Merante _
                    Title: President_________________
                           Date: March 28, 2006
                   Address:  20 Passaic Avenue
                     Fairfield NJ, 07004

J.M. SPECIALTIES, INC., A NEW JERSEY
CORPORATION

____________________   By: /s/ Anthony J. Merante___________
____________________            Title: President_________________
                           Date: March 28, 2006
                   Address:  20 Passaic Avenue
                     Fairfield NJ, 07004

WITNESS:
BROOKLYN CHEESECAKE & DESSERTS
COMPANY, INC. (NJ),

____________________   By:/s/ Ronald L.Schutté ___________
____________________   Title: President__________________
                          Date: March 28, 2006
                          Address:    360 Hollywood Avenue
                   Tuckahoe NY, 10707

WITNESS
_____________________   /s/ Ronald L. Schutté____________
_____________________   Ronald L. Schutté
Individually

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date heretofore stated.

WITNESS:     BROOKLYN CHEESCAKE AND DESSERTS
COMPANY, INC. (NY)

____________________   By:______________________________
____________________   Title:_____________________________
                   Address:__________________________
                                  ___________________________

J.M. SPECIALTIES, INC., A NEW JERSEY
CORPORATION

____________________   By:______________________________
____________________   Title:_____________________________
                   Address:__________________________
                                  ___________________________

WITNESS:
BROOKLYN CHEESECAKE & DESSERTS
COMPANY, INC. (NJ),

____________________   By:______________________________
____________________   Title:_____________________________
                   Address:__________________________
                                  ___________________________

WITNESS
_____________________   _________________________________
_____________________   Ronald Schutté
Individually

Exhibit 2